EXHIBIT (23)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9238, 2-64667, 33-64639 and 33-34807 which also serves as a Post-Effective Amendment to Form S- 8 No. 2-67598) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-61342 and 333-84722) of The Empire District Electric Company of our report dated February 4, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

St. Louis, Missouri

March 6, 2003